Exhibit 99.1

RESIGNATION OF OFFICER

October 10, 2019

Board of Directors

INVO Bioscience, Inc.

Gentlemen:

I tender my resignation as Chief Executive Officer and President of INVO Bioscience, Inc. Such resignation to be effective immediately. I will continue to serve as a director of INVO Bioscience, Inc.

My resignation as Chief Executive Officer and President is not because of any disagreements with INVO Bioscience, Inc. on matters relating to its operations, policies and practices.

Thank you in advance for your prompt attention to this matter.

Sincerely yours,

/s/ Kathleen Karloff

Kathleen Karloff